July 25, 2024

Sezzle to Announce Second Quarter 2024 Results

Sezzle Inc. (NASDAQ:SEZL) (Sezzle or Company) // Purpose-driven digital payment platform, Sezzle, will release its second quarter 2024 results after the market close on August 07, 2024. The Company will host a conference call at 5:00pm ET that same day.

Participants can register for the conference call by navigating to:
https://dpregister.com/sreg/10191406/fd2edafa7a

Please note that registered participants will receive their dial-in number upon registration.

Investors are encouraged to submit any questions in advance of the call by emailing them to: investorrelations@sezzle.com.
Contact Information

Lee Brading, CFA Investor Relations +651 240 6001 investorrelations@sezzle.com	Erin Foran Media Enquiries +651 403 2184 erin.foran@sezzle.com
About Sezzle Inc.
Sezzle is a certified B Corporation on a mission to financially empower the next generation. Sezzle’s payment platform increases the purchasing power for millions of consumers by offering installment plans online and in-store. Sezzle’s transparent, inclusive, and seamless payment option allows consumers to take control over their spending, be more responsible, and gain access to financial freedom.

For more information visit sezzle.com.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402